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SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 25, 2007

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 (Date of Report: Date of earliest event reported)

Cordia Corporation

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(Exact name of registrant as specified in its charter)

Nevada

11-2917728

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                        (State or other jurisdiction           (Commission File Number)     (IRS Employer ID No.)

                              of incorporation)

13275 W. Colonial Drive, Winter Garden, Florida 34787

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(Address of principal executive office)

Registrant's telephone number, including area code: 866-777-7777

NA

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 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act

(17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act

(17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14-2(b) under the

Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13-4(e) under the

Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 Entry into a Material Definitive Agreement

On September 21, 2007, Cordia Corporation, (“Cordia”), a Nevada corporation, entered into a Factoring and Security Agreement with Thermo Credit, LLC (“Thermo”), a Colorado limited liability company, in which Cordia will offer to sell, transfer, and assign certain eligible receivables to Thermo in exchange for payment of the net value of the purchased receivables after deducting applicable LEC and billing fees, adjustments and reserves.

The Agreement is for a term of three (3) years from closing and provides for an initial purchase commitment of up to $4,500,000 of eligible receivables.  Collections made on the transferred receivables that exceed the amount paid by Thermo to Cordia shall be remitted to Cordia by Thermo on succeeding purchase dates.

The first purchase of gross receivables in the amount of approximately $3,300,000 occurred on September 24, 2007.  The net payment received by Cordia was approximately $2,200,000 after adjustment which included an initial commitment fee of 2.5% of the initial purchase commitment payable in three installments, the first of which was paid at the time of the first purchase.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits.  The following exhibit is being furnished as part of this Report.

Exhibit No.                                       Title of Document

99.1                                                  Factoring and Security Agreement dated September 21, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                                                                                                                       Cordia Corporation

                                                                                                                        By: /s/ Joel Dupré

Date: September 25, 2007                                                                             Joel Dupré, Chief Executive Officer,

                                                                                                                         Duly Authorized Officer